ADMINISTRATIVE AGREEMENT


     AGREEMENT, between USLICO SERIES FUND (the "Fund"), a trust operating as an open-ended investment company under the Investment Company Act of 1940, duly organized under the laws of Massachusetts, WASHINGTON SQUARE ADVISERS, INC. (the "Investment Advisor") and RELIASTAR UNITED SERVICES LIFE INSURANCE COMPANY, an insurance company organized under the laws of the Commonwealth of Virginia ("RUSL"), provides as follows:

     WHEREAS, the Fund desires to appoint RUSL to perform certain administrative, accounting, recordkeeping, and other functions required of a duly-registered investment company in compliance with certain provisions of federal, state and local law, rules and regulations and as required, to provide certain financial reports, to maintain and preserve certain books, accounts and records as the basis for such reports and to perform certain daily functions in connection with such accounts and records; and

     WHEREAS, RUSL is willing to perform such functions upon the terms and conditions herein set forth;

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties do hereby agree as follows:

     SECTION 1. RUSL shall examine and review the Fund's records and other documents in accordance with applicable regulations and act upon instructions received by the Fund as to how such records and other documents shall be maintained.

     SECTION 2. RUSL, upon receipt of necessary information and Written or Oral Instructions from the Fund, shall maintain and keep current the following books, accounts, records, journals, or other records of original entry, relating to the business of the Fund and necessary or advisable for compliance with applicable regulations as may be mutually agreed to between the Fund and RUSL:

               (a)  cash receipts;

               (b)  cash disbursements;

               (c)  dividend records;

               (d)  purchases and sales of portfolio securities;

               (e)  subscription and redemption journals;

               (f)  security ledgers;

               (g)  broker ledgers;

               (h)  general ledgers;

               (i)  daily expense accruals;

               (j)  daily interest accruals;

               (k) securities and monies borrowed or loaned and collateral therefor; and

               (1)  trial balances.

     By means of illustration and not limitation, it shall be the responsibility of the Fund to furnish RUSL with (i) the declaration, record, payment dates and amounts of any dividends or income, and any other special actions required concerning each of its securities; and (ii) all information necessary to maintain the above-described records in a timely manner.

     RUSL shall have no responsibility to file any record, report or statement with any federal or state regulatory body or a Shareholder.

     SECTION 3. RUSL, on behalf of the Fund, shall calculate the Fund's net asset value once each business day in accordance with the Fund's Prospectus and resolutions of the Board of Trustees, and shall communicate this information to the Fund's Transfer Agent and to any additional parties as the Fund may direct. RUSL shall prepare and maintain a daily market valuation of securities for which market quotations are available; all other securities valuations shall be provided by the Fund's Investment Advisor.

     The Fund's Investment Advisor assumes all responsibility for determining the valuation of restricted securities, securities for which market valuations are not readily available to RUSL and valuations not ascertainable solely by mechanical procedures made known to RUSL by the Fund. RUSL shall be responsible to reflect on the books or account any default, tender offer, subscription right, merger, consolidation, reorganization, or recapitalization, or similar proceeding affecting the securities for which it has notice or is aware.

     SECTION 4. At the end of each month, the Custodian of the Fund's assets shall forward to RUSL a monthly statement of cash and portfolio transactions, which shall be reconciled with RUSL's accounts and records maintained for the Fund; RUSL shall proceed to clear such items within 60 days.

     SECTION 5. RUSL shall supply daily and periodic reports to the Fund, as required by laws and regulations, requested by the Fund and agreed to by RUSL.

     SECTION 6. The Fund shall confirm to the Fund's Transfer Agent all Share purchases and redemptions effected through the Fund or its distributor. RUSL shall receive from the Fund's Transfer Agent daily reports of Share purchases, redemptions, and total Shares outstanding. Reports of purchases and redemptions so received shall be deemed to be Share orders to the Fund and shall be deemed to be orders accepted by the Fund when so received. RUSL shall reconcile outstanding Shares with the Fund's Transfer Agent periodically but no less frequently than monthly.

     SECTION 7. The accounts and records maintained by RUSL shall be the property of the Fund and must be readily accessible and available to the Fund, upon demand. RUSL shall assist the Fund's independent auditors or any regulatory body in any requested review of the Fund's accounts and records. Upon receipt from the Fund of the necessary information, RUSL shall supply the necessary data for the Fund's completion of any necessary tax returns, questionnaires, periodic Shareholder reports required by Federal and state securities regulatory authorities, financial statements and such other reports and information requests as the Fund and RUSL shall mutually agree upon from time to time.

     SECTION 8. The Fund may request from time to time, that RUSL provide additional services on its behalf, such as legal services, printing, supplies, postage, advertising and sales brochures, rent for space and other administrative services.

     SECTION 9. Where information and/or services are to be provided to RUSL by the Investment Advisor in order for RUSL to perform the services required of it pursuant to this Agreement, the Investment Advisor shall cooperate with and provide such information or services to RUSL in a timely fashion.

     SECTION 10. RUSL and the Fund may, from time to time, adopt procedures for implementing this Agreement. RUSL may conclusively assume that any procedure approved or directed by the Fund does not conflict with or violate any requirements of its Prospectus, Agreement and Declaration of Trust, By-Laws, or any rule or regulation of any regulatory body or governmental agency. The Fund shall be responsible for notifying RUSL of any changes in regulations or rules that might necessitate changes in the Fund's procedures. RUSL agrees to modify procedures on an timely basis to the extent necessary so as to comply with changes in applicable securities laws and regulations.

     SECTION 11. RUSL may rely upon the advice of the Fund and its Investment Advisor and upon statements of the Fund's accountants, counsel and other persons reasonably believed by RUSL in good faith to be expert in matters upon which they are consulted.

     SECTION 12. RUSL shall not be liable for any action taken in good faith reliance upon any authorized Oral Instructions, any Written Instructions, any certified copy of any resolution of the Board of Trustees of the Fund or any other document reasonably believed by RUSL in good faith to be genuine and to have been executed or signed by officers of the Fund or their designees.

     RUSL shall not be held to have notice of any change of authority or any officer, employee or agent of the Fund until notified of the change by the Fund.

     SECTION 13. The Fund agrees to pay RUSL compensation for its services, as set forth in the exhibit attached as Exhibit A and as amended from time to time.

     SECTION 14. Either the Fund or RUSL may give written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice, which time shall not be less than 90 days from the giving of such notice, unless RUSL and the Fund mutually agree to a shorter period. Any termination shall be without penalty.

     SECTION 15. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original.

     SECTION 16. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of RUSL, or by RUSL without the written authorization of the Fund's Board of Trustees.

     SECTION  17.  This  Agreement   shall  be  governed  by  the  laws  of  the
Commonwealth of Virginia and shall become effective on the last date below.



WITNESS the following signatures:



                             USLICO SERIES FUND


                             /s/Robert B. Saginaw
                             --------------------
                                Robert B. Saginaw
                                Vice President



                             Date:  January 1, 1997



                             RELIASTAR UNITED SERVICES LIFE INSURANCE COMPANY


                             /s/Robert B. Saginaw
                             ----------------------
                                Robert B. Saginaw
                                Assistant Secretary



                             Date:  January 1, 1997



Consented To and Agreed
Washington Square Advisers, Inc.


By:/s/Douglas Hedberg
---------------------
      Douglas Hedberg
      Executive Vice
        President



Date:  January 1, 1997


EXHIBIT A



                                  COMPENSATION



ReliaStar United Services Life Insurance Company shall be reimbursed for its costs associated with providing the services under this Agreement to the USLICO Series Fund. Such reimbursements shall be fair and reasonable and include all costs incurred by United Services Life Insurance Company.